EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-217053 on Form S-8, including any post-effective amendment thereto, of our report dated May 21, 2026, relating to the financial statements and supplemental schedule of the DXC Technology Matched Asset Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

McLean, Virginia
May 21, 2026